SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement.

VALIC COMPANY I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

VALIC Company I

International Equities Index Fund	Small Cap Index Fund
International Socially Responsible Fund	Stock Index Fund
Mid Cap Index Fund	U.S. Socially Responsible Fund
NASDAQ® 100 Index Fund

2919 Allen Parkway, 8th floor,

Houston, Texas 77019

June 27, 2025

Dear Participant:

At a meeting held on January 23, 2025 (the “Meeting”), the Board of Directors (the “Board”) of VALIC Company I (“VC I”) approved a new Investment Sub-Advisory Agreement between The Variable Annuity Life Insurance Company (“VALIC”) and BlackRock Investment Management, LLC (“BlackRock”) (the “New Sub-Advisory Agreement”) with respect to the International Equities Index Fund, Mid Cap Index Fund, Nasdaq-100 Index Fund, Small Cap Index Fund, Stock Index Fund, International Socially Responsible Fund and U.S. Socially Responsible Fund (collectively, the “Funds”). The Funds are series of VC I. The New Sub-Advisory Agreement became effective on April 30, 2025 (the “Effective Date”).

In connection with the approval of the New Sub-Advisory Agreement, the Board also approved changes to the Funds’ investment strategies and techniques to match the investment processes and techniques used by BlackRock. The approval of the New Sub-Advisory Agreement and the resulting appointment of BlackRock did not result in a change to the advisory fees and expenses paid by the Funds’ shareholders.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the New Sub-Advisory Agreement and BlackRock.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy

John T. Genoy

President

VALIC Company I

VALIC Company I

2919 Allen Parkway, 8th floor,

Houston, Texas 77019

International Equities Index Fund	Small Cap Index Fund
International Socially Responsible Fund	Stock Index Fund
Mid Cap Index Fund	U.S. Socially Responsible Fund
NASDAQ® 100 Index Fund

(each, a “Fund” and collectively, the “Funds”)

INFORMATION STATEMENT

REGARDING A NEW SUB-ADVISORY AGREEMENT FOR THE FUNDS

You have received this Information Statement because, on April 30, 2025, you owned interests in the Fund(s) within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”).

Purpose of the Information Statement

You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Directors (the “Board”) of VALIC Company I (“VC I”) to approve a new Investment Sub-Advisory Agreement (the “New Sub-Advisory Agreement”) between The Variable Annuity Life Insurance Company (“VALIC”), the Funds’ investment adviser, and BlackRock Investment Management, LLC (“BlackRock”) with respect to the International Equities Index Fund, the Mid Cap Index Fund, the NASDAQ 100® Index Fund, the Small Cap Index Fund, the Stock Index Fund, the International Socially Responsible Fund and the U.S. Socially Responsible Fund (collectively, the “Funds”). BlackRock has replaced SunAmerica Asset Management, LLC (“SunAmerica”) as the subadviser to the Funds.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

VC I relies upon an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the directors who are not “interested persons” of the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change or add sub-advisers when it is determined that a change would be in the best interest of the Funds and their shareholders. As required by this exemptive order, the Funds must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 60 days of the hiring of a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement. The order also permits the Funds to disclose fees paid by VALIC to subadvisers on an aggregate, rather than individual, basis. In addition, pursuant to no-action relief, the SEC Staff has extended multi-manager relief to any affiliated subadviser, provided certain conditions are met. The Funds’ shareholders have approved the Funds’ reliance on the no-action relief. VALIC will determine if and when the Funds should rely on the no-action relief. The Prospectus will be updated in advance of the no-action relief being relied upon by the Funds.

This Information Statement is being posted on or about June 27, 2025, to all participants in a Contract or Plan who were invested in the Fund(s) as of the close of business on April 30, 2025 (the “Record Date”) at https://www.corebridgefinancial.com/rs/prospectus-and-reports/information-statements.

The Adviser and the Funds

VALIC is an investment adviser registered with the SEC and is located at 2919 Allen Parkway, 8th floor, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Funds. The Advisory Agreement was last approved by the Board at a meeting held on August 1-2, 2023. VALIC is an indirect, wholly-owned subsidiary of Corebridge Financial, Inc. (“Corebridge”). Pursuant to the terms of the Advisory Agreement, VALIC acts as an adviser for VC I, and each series thereof, and manages the daily business affairs of VC I. VALIC employs sub-advisers, such as BlackRock, that make investment decisions for VC I. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC I or VALIC. In addition, VALIC monitors and reviews the activities of VC I’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance, and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC I and each series thereof.

For its services under the New Sub-Advisory Agreement, BlackRock receives a fee, payable monthly by VALIC, in an amount that is calculated as an annual percentage of the portion of each Fund’s average daily net assets managed by BlackRock.

The New Sub-Advisory Agreement

Under the terms of the New Sub-Advisory Agreement, subject to the control, direction, and supervision of VALIC, BlackRock shall (1) manage the investment and reinvestment of the assets of the Funds including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Fund’s portfolio, and the formulation and implementation of investment programs; (2) maintain a trading desk and place orders for the purchase and sale of portfolio investments for each Fund’s account with brokers or dealers selected by the subadviser, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers, subject to the sub-adviser’s control, direction, and supervision, which brokers or dealers may include brokers or dealers affiliated with the subadviser, subject to applicable law; and (3) assist the Funds and their respective agents in determining whether prices obtained by the Funds for valuation purposes are consistent with the prices on the sub-adviser’s portfolio records relating to the assets of the Funds. In performing the services described above, the subadviser shall use its best efforts to obtain best execution of portfolio transactions, under the circumstances of each trade and on the basis of all relevant factors and considerations.

The New Sub-Advisory Agreement is similar to the Investment Sub-Advisory Agreement previously in effect between VALIC and SunAmerica with respect to the Funds, except that the New Sub-Advisory Agreement materially differs, among other things, in: (i) the name of the subadviser; (ii) the effective date and termination date of the agreement; and (iii) the fee rate; (iv) the absence of language that explicitly authorizes the subadviser to delegate any or all of its rights, powers and functions to an affiliate in its discretion; (v) the absence of language requiring the subadviser to manage the portion of the assets allocated to it as if were a separate operating fund; (vi) different terms related to soft dollar transactions; (vii) the absence of language concerning the sub-adviser’s discretion to allocate of transactions for multiple accounts and the addition of an acknowledgement by the adviser that order aggregation represents the sub-adviser’s evaluation that clients may benefit by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors; (vii) the additional of language authorizing the adviser to delegate responsibility for voting proxies to the subadviser; (viii) differing terms related to the confidentiality of information obtained in the course of the sub-adviser’s performance of its duties under the agreement; (ix) the addition of language that authorizes the subadviser to use the personnel of its affiliates (including its foreign affiliates) as permitted by rule, regulation or position of the SEC in providing the services provided subadviser remains solely responsible for such services; (x) the absence of language referring to a Fund’s responsibility for brokerage commissions, taxes, custodian fees and other transaction-related fees; (xi) the absence of language stating that no future performance, specific level of performance or success of any investment decision or strategy is guaranteed by the subadviser; (xii) the absence of a representation by the adviser concerning the authority to delegate certain responsibilities to the subadviser; (xiii) the addition of language concerning reimbursements by the adviser to the subadviser for expenses related to duplication of certain books and records the subadviser has agreed to maintain; and (xiv) different terms related to the indemnification of each party to the agreement.

The New Subadvisory Agreement is attached as Exhibit A, and the description of the New Subadvisory Agreement set forth herein is qualified in its entirety by reference to Exhibit A.

Since VALIC, and not the Funds, is responsible for the payment of sub-advisory fees, the fees and expenses paid by the Funds’ shareholders will not change as a result of the approval of the New Sub-Advisory Agreement. The proposed sub-advisory fees were negotiated at arms-length, based on a variety of factors, including the value of the services to be provided, the competitive environment in which each Fund is marketed, the investment characteristics of the Funds relative to other similar funds, and the fees charged to comparable products within the industry. Based on these considerations, and as hereinafter discussed in detail, management believes that the proposed sub-advisory fees, and the management fees to be retained by VALIC, are fair and reasonable.

In connection with the appointment of BlackRock, and as set forth in the Funds’ prospectuses dated April 30, 2025, there were changes to the Funds’ principal investment strategies and techniques and principal investment risks that went into effect on the Effective Date.

The First Amended and Restated Master Advisory Fee Waiver Agreement

In connection with the approval of the New Sub-Advisory Agreement, the Board also approved the First Amended and Restated Master Advisory Fee Waiver Agreement (the “New Advisory Fee Waiver Agreement”) between VALIC and VC I, which included changes with respect to the International Socially Responsible Fund and U.S. Socially Responsible Fund and is in effect through September 30, 2026. Under the terms of the New Advisory Fee Waiver Agreement, VALIC agrees to waive additional management fees so that the fee payable to VALIC by VC I with respect to the International Socially Responsible Fund as an annual percentage of such Fund’s average daily net assets is equal to 0.410% on the first $500 million, 0.385% on the next $500 million, and 0.360% on assets over $1.0 billion. In addition, VALIC agrees to waive management fees with respect to the U.S. Socially Responsible Fund as an annual percentage of such Fund’s average daily net assets is equal to 0.23% on the first $1 billion and 0.22% on assets over $1.0 billion. The New Advisory Fee Waiver Agreement will continue in effect with respect to each of these funds until September 30, 2026, and from year to year thereafter provided such continuance is agreed to by VALIC. Upon termination of the Advisory Agreement with respect to a Fund, the New Advisory Fee Waiver Agreement shall automatically terminate with respect to such Fund.

Fund Name	Contractual Advisory Fee	Advisory Fee Payable under Old Waiver (based on average daily net assets)	Advisory Fee Payable under New Advisory Fee Waiver Agreement (based on average daily net assets)

International Equities Index Fund	0.35% on the first $500 million 0.25% on the next $500 million 0.24% on assets over $1 billion	No waiver	No change

International Socially Responsible Fund	0.50% on the first $500 million 0.475% on the next $500 million 0.45% on assets over $1 billion	0.450% on the first $500 0.425% on the next $500 million 0.400% over $1 billion Waiver Expiration Date: September 30, 2025	0.410% on the first $500 million 0.385% on the next $500 million 0.360% over $1 billion Waiver Expiration Date: September 30, 2026

Mid Cap Index Fund	0.35% on the first $500 million 0.25% on the next $2.5 billion 0.20% on the next $2 billion 0.15% on assets over $5 billion	0.34% on the first $500 million 0.24% on the next $2.5 billion 0.19% on the next $2.0 billion 0.14% over $5.0 billion Waiver Expiration Date: September 30, 2025	No Change

Fund Name	Contractual Advisory Fee	Advisory Fee Payable under Old Waiver (based on average daily net assets)	Advisory Fee Payable under New Advisory Fee Waiver Agreement (based on average daily net assets)

NASDAQ-100® Index Fund	0.40% on the first $250 million 0.38% on the next $250 million 0.36% on assets over $500 million	0.32% on the first $250 million 0.30% on the next $250 million 0.28% over $500 million Waiver Expiration Date: September 30, 2025	No Change

Small Cap Index Fund	0.35% on the first $500 million 0.25% on the next $2.5 billion 0.20% on the next $2 billion 0.15% on assets over $5 billion	0.29% on the first $500 million 0.19% on the next $2.5 billion 0.14% on the next $2.0 billion 0.09% over $5 billion Waiver Expiration Date: September 30, 2025	No Change

Stock Index Fund	0.35% on the first $500 million 0.25% on the next $2.5 billion 0.20% on the next $2 billion 0.15% on assets over $5 billion	0.265% on the first $500 million 0.165% on the next $2.5 billion 0.115% on the next $2 billion 0.065% over $5.0 billion Waiver Expiration Date: September 30, 2025	No Change

U.S. Socially Responsible Fund	0.25% on the first $1 billion 0.24% on assets over $1 billion	Same as contractual advisory fee since there was no waiver in effect	0.23% on the first $1 billion 0.22% over $1 billion Waiver Expiration Date: September 30, 2026

Impact of the New Arrangements on VALIC’s Advisory Fees and Advisory Fees Retained

Had the changes described above (the “New Arrangements”) been implemented at the beginning of the fiscal year ended May 31, 2025, the sub-advisory fees paid by VALIC would have decreased and the gross advisory fees retained by VALIC with respect to the Funds would have increased. The sub-advisory fees paid and the advisory fees that would be retained by VALIC under the New Arrangements shown in the charts below are hypothetical and are designed to help you understand the potential effects of the New Sub-Advisory Agreement and the New Arrangements. For Funds that have an advisory fee waiver, the amounts waived and net advisory fees retained are also shown. The actual fees paid to VALIC, and the actual advisory fees retained by VALIC under the New Arrangements may be different due to fluctuating asset levels and a variety of other factors.

VCI INDEX PORTFOLIOS

FISCAL YEAR ENDED MAY 31, 2025

	Actual		New Arrangements		Difference
	Dollar Amount	Percentage of Net Assets	Dollar Amount	Percentage of Net Assets	Dollar Amount	Percentage of Net Assets	Percentage Increase
							(Decrease)

VCI International Equities Index

Gross Advisory Fees	$4,949,802	0.273%	$4,949,802	0.273%	$0	0.000%	0.0%

Aggregate Subadvisory Fees	$907,891	0.050%	$362,484	0.020%	$(545,407)	(0.030%)	(60.1)%

Advisory Fees Retained	$4,041,911	0.223%	$4,587,318	0.253%	$545,407	0.030%	13.5%

Advisory Fees Waived/Expenses Reimbursed	$-	-%	$-	-%	$-	-%	-%

Advisory Fees Retained (Net)	$4,041,911	0.223%	$4,587,318	0.253%	$545,407	0.030%	13.5%

VCI International Socially Responsible

Gross Advisory Fees	$2,441,291	0.500%	$2,441,291	0.500%	$0	0.000%	0.0%

Aggregate Subadvisory Fees	$680,406	0.140%	$195,388	0.040%	$(485,018)	(0.100%)	(71.3)%

Advisory Fees Retained	$1,760,885	0.360%	$2,245,903	0.460%	$485,018	0.100%	27.5%

Advisory Fees Waived/Expenses Reimbursed	$263,190	0.053%	$438,559	0.090%	$175,369	0.037%	66.6%

Advisory Fees Retained (Net)	$1,497,695	0.307%	$1,807,344	0.370%	$309,649	0.063%	20.7%

VCI Mid Cap Index

Gross Advisory Fees	$7,592,611	0.268%	$7,592,611	0.268%	$0	0.000%	0.0%

Aggregate Subadvisory Fees	$483,277	0.017%	$368,941	0.013%	$(114,336)	(0.004%)	(23.7)%

Advisory Fees Retained	$7,109,334	0.251%	$7,223,670	0.255%	$114,336	0.004%	1.6%

Advisory Fees Waived/Expenses Reimbursed	$186,997	0.007%	$281,402	0.010%	$94,405	0.003%	50.5%

Advisory Fees Retained (Net)	$6,922,337	0.244%	$6,942,268	0.245%	$19,931	0.001%	0.3%

VCI INDEX PORTFOLIOS

FISCAL YEAR ENDED MAY 31, 2025

	Actual		New Arrangements		Difference
	Dollar Amount	Percentage of Net Assets	Dollar Amount	Percentage of Net Assets	Dollar Amount	Percentage of Net Assets	Percentage Increase
							(Decrease)

VCI NASDAQ® 100 Index

Gross Advisory Fees	$3,765,424	0.375%	$3,765,424	0.375%	$0	0.000%	0.0%

Aggregate Subadvisory Fees	$420,795	0.042%	$100,428	0.010%	$(320,367)	(0.032%)	(76.1)%

Advisory Fees Retained	$3,344,629	0.333%	$3,664,996	0.365%	$320,367	0.032%	9.6%

Advisory Fees Waived/Expenses Reimbursed	$803,428	0.080%	$803,428	0.080%	$0	0.000%	0.0%

Advisory Fees Retained (Net)	$2,541,201	0.253%	$2,861,568	0.285%	$320,367	0.032%	12.6%

VCI Small Cap Index

Gross Advisory Fees	$3,186,184	0.297%	$3,186,184	0.297%	$0	0.000%	0.0%

Aggregate Subadvisory Fees	$192,975	0.018%	$161,171	0.015%	$(31,804)	(0.003%)	(16.5)%

Advisory Fees Retained	$2,993,209	0.279%	$3,025,013	0.282%	$31,804	0.003%	1.1%

Advisory Fees Waived/Expenses Reimbursed	$608,446	0.057%	$644,684	0.060%	$36,238	0.003%	6.0%

Advisory Fees Retained (Net)	$2,384,763	0.222%	$2,380,329	0.222%	$(4,434)	(0.000%)	(0.2)%

VCI Stock Index

Gross Advisory Fees	$14,430,984	0.218%	$14,430,984	0.218%	$0	0.000%	0.0%

Aggregate Subadvisory Fees	$615,237	0.009%	$397,239	0.006%	$(217,998)	(0.003%)	(35.4)%

Advisory Fees Retained	$13,815,747	0.209%	$14,033,745	0.212%	$217,998	0.003%	1.6%

Advisory Fees Waived/Expenses Reimbursed	$5,408,504	0.082%	$5,627,557	0.085%	$219,053	0.003%	4.1%

Advisory Fees Retained (Net)	$8,407,243	0.127%	$8,406,188	0.127%	$(1,055)	(0.000%)	(0.0)%

VCI INDEX PORTFOLIOS

FISCAL YEAR ENDED MAY 31, 2025

	Actual		New Arrangements		Difference
	Dollar Amount	Percentage of Net Assets	Dollar Amount	Percentage of Net Assets	Dollar Amount	Percentage of Net Assets	Percentage Increase
							(Decrease)

VCI U.S. Socially Responsible

Gross Advisory Fees	$1,622,597	0.250%	$1,622,597	0.250%	$0	0.000%	0.0%

Aggregate Subadvisory Fees	$424,477	0.065%	$64,904	0.010%	$(359,573)	(0.055%)	(84.7)%

Advisory Fees Retained	$1,198,120	0.185%	$1,557,693	0.240%	$359,573	0.055%	30.0%

Advisory Fees Waived/Expenses Reimbursed	$9,950	0.002%	$129,808	0.020%	$119,858	0.018%	1204.6%

Advisory Fees Retained (Net)	$1,188,170	0.183%	$1,427,885	0.220%	$239,715	0.037%	20.2%

Factors Considered by the Board

In connection with the approval of the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement, the Board, including the Independent Directors, received materials relating to certain factors the Board considered in determining whether to approve the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement. Those factors included: (1) the nature, extent and quality of the services to be provided to the Funds by BlackRock; (2) the key personnel of BlackRock who will provide services to the Funds; (3) BlackRock’s compliance policies and procedures; (4) BlackRock’s brokerage and soft dollar practices; and (5) information relating to any economies of scale and other benefits to be realized by BlackRock as a result of the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement.

In considering whether to approve the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement, the Board also took into account a presentation made at the Meeting by members of management as well as by representatives from BlackRock. The Board noted that in accordance with Section 15(c) of the 1940 Act, BlackRock furnished the Board with extensive information in connection with the consideration of the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Funds by BlackRock. The Board reviewed information provided by BlackRock relating to its operations and personnel. The Board also noted that BlackRock’s management of the Funds will be subject to the oversight of VALIC and the Board and must be done in accordance with the investment objectives, policies and restrictions set forth in each Fund’s prospectus and statement of additional information.

The Board considered information provided to them regarding the services to be provided by BlackRock, including a presentation from BlackRock, which discussed, among other things, BlackRock’s indexing capabilities. The Board noted that BlackRock will determine the securities to be purchased or sold on behalf of the Funds and will be responsible for providing VALIC with records concerning its activities, which VALIC or the Funds are required to maintain; and for rendering regular reports to VALIC and to officers and Directors of the Funds concerning its discharge of the foregoing responsibilities. The

Board reviewed information regarding the qualifications, background and responsibilities of BlackRock’s investment and compliance personnel who would provide services to the Funds. The Board also took into account the financial condition of BlackRock. The Board also reviewed BlackRock’s brokerage practices. The Board also considered BlackRock’s risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Funds.

The Board concluded that the scope and quality of the services to be provided by BlackRock were expected to be satisfactory and that there was a reasonable basis to conclude that BlackRock would provide a high quality of investment services to the Funds.

Fees and Expenses; Investment Performance. The Board received and reviewed information regarding the fees proposed to be charged by BlackRock for sub-advisory services compared against the sub-advisory fees of the funds in each Fund’s Subadvisory Expense Group/Universe. The Board noted that VALIC negotiated the sub-advisory fee with BlackRock at arm’s length. The Board also noted that the sub-advisory fee rate to be payable to BlackRock pursuant to the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement is lower than the sub-advisory fee rate payable to SunAmerica pursuant to the current sub-advisory agreement with SunAmerica, with respect to the International Equities Index Fund, the Mid Cap Index Fund, the Nasdaq-100 Index Fund, the Stock Index Fund and the Socially Responsible Funds. With respect to the Growth Fund, the Board noted that the sub-advisory fee would be lower than the current sub-advisory fee paid to SunAmerica on the first $1 billion and slightly above on assets above $1 billion. With respect to the Small Cap Index Fund, the Board noted that the sub-advisory fee would be lower than the current sub-advisory fee paid to SunAmerica on the first $150 million and the same on assets above $150 million. The Board considered that the sub-advisory fees will be paid by VALIC out of the advisory fees it receives from the Fund, that the sub-advisory fees are not paid by the Fund, and that sub-advisory fees may vary widely for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. Therefore, the Board considered that the engagement of BlackRock will not result in any change to the management fee paid by the Fund to VALIC. The Board also took into account the new Advisory Fee Waiver Agreement for the Socially Responsible Funds. The Board also considered the fees that BlackRock charges to certain similarly managed accounts.

Cost of Services and Indirect Benefits/Profitability. The Board considered the cost of services and profits expected to be realized in connection with the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement. The Board noted that the sub-advisory fee rate proposed to be paid by each Fund at its current asset levels pursuant to the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement would be lower than the current sub-advisory fee and considered the impact of the sub-adviser change on VALIC’s profitability. The Board considered that the sub-advisory fee rates were negotiated with BlackRock at arm’s length. In considering the anticipated profitability to BlackRock in connection with its relationship to the Funds, the Directors noted that the fees under the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement will be paid by VALIC out of the advisory fees that VALIC will receive from the Funds. The Board determined that the profitability to BlackRock in connection with its relationship with the Funds is therefore not a material factor in its consideration of the Agreements.

In view of all the factors considered, the Directors determined that the anticipated profitability to VALIC was reasonable. The Board also concluded that the anticipated profitability of BlackRock from its relationship with the Funds was not material to their deliberations with respect to consideration of approval of the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement.

Economies of Scale. For similar reasons as stated above with respect to BlackRock’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in BlackRock’s management of the Funds is not a material factor to the approval of the the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement.

Terms of the Sub-Advisory Agreement. The Board reviewed the terms of the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement, including the duties and responsibilities to be undertaken. The Board concluded that the terms of the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement were reasonable.

Conclusions. In reaching its decisions to approve the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement, the Board did not identify any single factor as being controlling but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made, and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that BlackRock possesses the capability and resources to perform the duties required under the New Sub-Advisory Agreement and the BlackRock Sub-Advisory Agreement.

Information about BlackRock

BlackRock, located at 1 University Square Drive, Princeton, NJ 08540, is an indirect, wholly-owned subsidiary of BlackRock, Inc. BlackRock and its affiliates offer a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the U.S. and in non-U.S. markets. As of March 31, 2025, the assets under management of BlackRock, Inc. (including its subsidiaries) were $11.6 trillion across equity, fixed income, alternatives, multi-asset, and cash management strategies for institutional and retail clients.

The following chart lists BlackRock’s principal executive officers and directors and their principal occupations.

Global Executive Committee

Laurence Fink	Chairman & Chief Executive Officer	Richard Kushel	Head of the Portfolio Management Group

Robert Kapito	President	Rachel Lord	Head of International

Philipp Hildebrand	Vice Chairman	Raffaele Savi	Global Head of BlackRock Systematic

Rick Rieder	Chief Investment Officer of Global Fixed Income	Christopher Meade	Chief Legal Officer

Stephen Cohen	Chief Product Officer	Caroline Heller	Global Head of Human Resources

Charles Hatami	Global Head of Financial and Strategic Investors Group	Sudhir Nair	Global Head of Aladdin

Manish Mehta	Head of BlackRock Global Markets & Index Investments	Martin Small	Chief Financial Officer

Rob Goldstein	Chief Operating Officer	Derek Stein	Global Head of Technology & Operations

Ed Fishwick	Chief Risk Officer & Head of the Risk & Quantitative Analysis	Samara Cohen	Chief Investment Officer of ETF and Index Investments

Joud Abdel Majeid	Global Head of BlackRock Investment Stewardship	John Kelly	Global Head of Corporate Affairs

Susan Chan	Head of Asia Pacific	Raj Rao	President and COO of Global Infrastructure Partners

Adebayo Ogunlesi	Chairman and CEO of Global Infrastructure Partners	Joe DeVico	Head of Americas Client Business, Co-Head of US Wealth Advisory

No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with, BlackRock or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Directors of VC I are officers, employees, directors, general partners or shareholders of BlackRock.

BlackRock provides investment advisory or sub-advisory services, as applicable, to the mutual funds and/or institutional accounts listed below, which have investment strategies or objectives similar to that of the Fund. While the investment strategies or objectives of the mutual funds and/or accounts listed below may be similar to that of a Fund, the nature of services provided by BlackRock may be different. As a sub-adviser, BlackRock may perform a more limited set of services and assume fewer responsibilities for a Fund than it does for certain funds listed below. The name of each such fund or account, together with information concerning the fund’s assets, and the advisory or sub-advisory fee rates paid (as a percentage of average net assets) to BlackRock for its management services, are set forth below.

Comparable Funds/Accounts	Assets as of March 31, 2025 (millions)	Fee Rate (% of average daily net assets)

iShares Russell 1000 Growth ETF	$96B	0.19%

iShares MSCI EAFE International Index Fund	$10.8B	0.10%

iShares Russell 2000 Small Cap Index Fund	$2.5B	0.13%

iShares S&P 500 Index Fund	$44.5B	0.10%

BlackRock does not provide investment advisory or sub-advisory services to any mutual funds or other accounts that have investment strategies and/or objectives similar to that of VALIC Company I Mid Cap Index, VALIC Company I NASDAQ 100 Index, VALIC Company I US Socially Responsible, VALIC Company I International Socially Responsible.

Ownership of Shares

As of June 6, 2025, there were approximately 675,356,690.28 shares outstanding of the Funds. All shares of the Funds are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Funds. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the Funds’ shares as of the Record Date.

The following shareholders directly owned 5% or more of the outstanding shares of the Funds as of that date:

Fund	Owner	Shares	Percentage

VALIC Company I Growth Fund	VALIC	101,131,402.88	99.71%
	VDA	292,824.38	0.29%

VALIC Company I International Equities Index Fund	AGL	2,225,026.28	1.19%
	USL	22,733.25	0.01%
	VAG	15,791,211.95	8.43%
	VALIC	149,434,074.78	79.76%
	VCG	3,096,593.32	1.65%
	VDA	255,840.00	0.14%
	VMG	16,539,012.08	8.83%

Fund	Owner	Shares	Percentage

VALIC Company I International Socially Responsible Fund	AGL	42,673.44	0.21%
	VALIC	20,529,627.86	99.47%
	VDA	66,021.61	0.32%

VALIC Company I Mid Cap Index Fund	AGL	1,105,755.63	1.02%
	USL	27,708.65	0.03%
	VALIC	107,656,690.28	98.91%
	VDA	54,600.82	0.05%

VALIC Company I Nasdaq-100 Index Fund	AGL	1,198,809.28	2.72%
	USL	11,440.00	0.03%
	VALIC	42,838,289.65	97.25%

VALIC Company I Small Cap Index Fund	AGL	1,441,316.40	1.99%
	USL	78,592.32	0.11%
	VALIC	70,975,370.04	97.86%
	VDA	33,994.54	0.05%

VALIC Company I Stock Index Fund	AGL	2,175,216.65	1.98%
	USL	19,866.32	0.02%
	VAG	4,065,238.19	3.70%
	VALIC	98,430,984.10	89.60%
	VCG	743,462.29	0.68%
	VDA	239,143.72	0.22%
	VMG	4,182,486.56	3.81%

VALIC Company I U.S. Socially Responsible Fund	AGL	15,419.38	0.05%
	VALIC	30,339,857.97	98.99%
	VDA	295,405.68	0.96%

Brokerage Commissions

The Funds did not pay any commissions to affiliated broker-dealers for the period ended May 31, 2025.

Other Service Agreements

VC I has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Funds. VC I has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Funds, which include shareholder servicing and dividend disbursement services. For the fiscal year ended May 31, 2025, pursuant to the Administrative Services Agreement and MTA, the Funds paid $9,665,875 and $49,843 to SunAmerica and VRSCO, respectively.

SunAmerica is a limited liability company organized under the laws of Delaware. SunAmerica is an indirect, wholly-owned subsidiary of Corebridge Financial, Inc. SunAmerica is located at 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. As investment adviser, SunAmerica selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services, and supervises the portfolios’ daily business affairs, subject to oversight by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies), or other considerations. VALIC is an indirect, partially-owned subsidiary of Corebridge, and therefore, is an affiliate of SunAmerica. VRSCO and CCS are also affiliates of VALIC. The approval of the New Sub-Advisory Agreement did not affect the services provided to the Funds by SunAmerica, VRSCO, or CCS.

Shareholder Reports

Copies of the Funds’ most recent annual and semi-annual reports to shareholders are available without charge and may be obtained by writing to P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. VC I’s prospectus, SAI, and shareholder reports are available online at http://valic.onlineprospectus.net/VALIC/FundDocuments/index.html.

Shareholder Proposals

The Funds are not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Funds must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Vice President, Chief Legal Officer, and Secretary of VALIC Company I, 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302.

By Order of the Board of Directors,
/s/ John T. Genoy
John T. Genoy President VALIC Company I

Dated: June 27, 2025

Exhibit A

FIRST AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

This FIRST AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT (“Agreement”) is made this 30th day of April, 2025, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and BLACKROCK INVESTMENT MANAGEMENT, LLC, hereinafter referred to as the “SUB-ADVISER.”

VALIC and the SUB-ADVISER recognize the following:

(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

(b)

VALIC is engaged as the investment adviser of VALIC Company I (“VC I”), pursuant to an Investment Advisory Agreement between VALIC and VC I, an investment company organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. VC I is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	VC I currently consists of thirty-six portfolios (“Funds”):

Aggressive Growth Lifestyle Fund

Asset Allocation Fund

Capital Appreciation Fund

Conservative Growth Lifestyle Fund

Core Bond Fund

Dividend Value Fund

Dynamic Allocation Fund

Emerging Economies Fund

Global Real Estate Fund

Global Strategy Fund

Government Securities Fund

Growth Fund

High Yield Bond Fund

Inflation Protected Fund

International Equities Index Fund

International Government Bond Fund

International Growth Fund

International Opportunities Fund

International Socially Responsible Fund

International Value Fund

Large Capital Growth Fund

Mid Cap Index Fund

Mid Cap Strategic Growth Fund

Mid Cap Value Fund

Moderate Growth Lifestyle Fund

Nasdaq-100® Index Fund

Science & Technology Fund

Small Cap Growth Fund

Small Cap Index Fund

Small Cap Special Values Fund

Small Cap Value Fund

Stock Index Fund

Systematic Core Fund

Systematic Growth Fund

Systematic Value Fund

U.S. Socially Responsible Fund

In accordance with VC I’s Articles of Incorporation (the “Articles”), new Funds may be added to VC I upon approval of VC I’s Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund(s)”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)

VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

VALIC and the SUB-ADVISER agree as follows:

1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC I’s Board of Directors and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including Section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), VC I’s Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by VC I’s Board of Directors and provided to the SUB-ADVISER, shall:

(a)

manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)

maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained by the Covered Fund(s) and its agents for valuation purposes are consistent with the prices on the SUB-ADVISER’s portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions, under the circumstances of each trade and on the basis of all relevant factors and considerations. Subject to approval by VC I’s Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act and Rule 17e-1 thereunder, the SUB-ADVISER may engage its affiliates, VALIC and its affiliates or any other sub-adviser to VC I and its respective affiliates, as broker-dealers or futures commission merchants to effect Covered Fund transactions in securities and other investments for a Covered Fund.

The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER’s reasonable judgment such aggregation is fair and reasonable and consistent with the SUB-ADVISER’S fiduciary obligations to the Covered Fund(s) and its other clients, considering factors such as the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination whether such aggregation is fair and reasonable by the SUB-ADVISER is subjective and represents the SUB-ADVISER’s evaluation that the Covered Fund(s) may benefit by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

With respect to any investments, including but not limited to repurchase and reverse repurchase agreements, derivatives contracts, futures contracts, International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreements and similar types of master agreements, and options on futures contracts, which are permitted to be made by the SUB-ADVISER in accordance with this Agreement and the investment objectives and strategies of the Covered Fund(s), as outlined in the Registration Statement for the Covered Fund(s), VALIC hereby authorizes and directs the SUB-ADVISER to do and perform every act and thing whatsoever necessary or incidental in performing its duties and obligations under this Agreement, including, but not limited to, executing as agent, on behalf of the Covered Fund(s), master and related agreements and other documents to establish, operate and conduct all brokerage, collateral or other trading accounts, and executing as agent, on behalf of the Covered Fund(s), such agreements and other documentation as may be required for the purchase or sale, assignment, transfer and ownership of any permitted investment, including repurchase and derivative master agreements, including any schedules and annexes to such agreements, releases, consents, elections and confirmations. The SUB-ADVISER also is hereby authorized to instruct a Covered Fund’s custodian with respect to any collateral management activities in connection with any derivatives transactions and to enter into standard industry protocol arrangements (including those published by ISDA). The SUB-ADVISER is also authorized to provide evidence of its authority to enter into such master and related agreements, including by delivering a copy of this provision. VALIC acknowledges and understands that it will be bound by any such trading accounts established, and agreements and other documentation executed, by the SUB-ADVISER for such investment purposes and agrees to provide the SUB-ADVISER with tax information, governing documents, legal opinions and other information concerning the Covered Fund(s) as may be reasonably necessary to complete such agreements and other documentation. The SUB-ADVISER is required to provide VALIC with copies of the applicable agreements and documentation promptly upon request and to notify VALIC of any claims by counterparties or financial intermediaries that a Covered Fund has triggered an early termination or default provision or otherwise is out of compliance with the terms of the applicable agreement or that the counterparty is excused from performing under the agreement. The SUB-ADVISER is hereby authorized, to the extent required by regulatory agencies or market practice, to reveal VC I and the Covered Fund’s identity and address to any financial intermediary through which or with which financial instruments are traded or cleared.

The authority shall include, without limitation the authority on behalf of and in the name of the Covered Fund(s) to execute: (i) documentation relating to private placements, loans and bank debt (including Loan Syndications and Trading Association and Loan Market Association documentation); (ii) waivers, consents, amendments or other modifications relating to investments; and (iii) purchase agreements, sales agreements, commitment letters, pricing letters, registration rights agreements, indemnities and contributions, escrow agreements and other investment related agreements.

The SUB-ADVISER is authorized to terminate all such master and related agreements and other documentation with respect to a Covered Fund when it determines it is in the best interest of the Covered Fund to do so, and it is authorized to exercise all default and other rights of the Covered Fund against the other party(ies) to such agreements in accordance with its fiduciary duties and the best interest of the Covered Fund. Upon termination of this Agreement, the SUB-ADVISER agrees to remove the Covered Fund(s) as parties to such agreements and to consult with Adviser regarding close-out, novation or continuation of positions under the agreements and retention of accounts or transfer of such accounts, which VALIC shall determine in its sole discretion. If instructed by VALIC to do so, the SUB-ADVISER shall close out open positions and transfer financial instruments in accordance with VALIC’s instructions.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC I’s Board of Directors regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC I promptly upon their reasonable written request all of the Covered Fund(s)’ investment records and ledgers to assist VALIC and VC I in compliance with respect to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC I’s Board of Directors such periodic and special reports as VALIC and VC I’s Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-ADVISER in writing of such determination, within a reasonable time after receipt of such notice as agreed to by the SUB-ADVISER and VALIC, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

The SUB-ADVISER will not hold money or investments on behalf of VC I. The money and investments will be held by the Custodian of VC I. The SUB-ADVISER will arrange for the transmission to the Custodian for VC I, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of VC I (i) to pay cash for securities and other property delivered, or to be delivered, to the Custodian for VC I (ii) to deliver securities and other property against payment for VC I, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

Subject to the prior approval by the Board of Directors of VC I and upon thirty (30) days’ written notice to the SUB-ADVISER (or such lesser or longer notice as is acceptable to the SUB-ADVISER), VALIC reserves the right to delegate to the SUB-ADVISER responsibility for exercising voting rights for all or a specified portion of the securities held by a Covered Fund. To the extent so delegated, the SUB-ADVISER will exercise voting rights with respect to securities held by a Covered Fund in accordance with written proxy voting policies and procedures mutually agreed upon by the parties. To the extent VALIC retains the responsibility for voting proxies, the SUB-ADVISER agrees to provide input on certain proxy voting matters or proposals as may be reasonably requested by VALIC.

The SUB-ADVISER shall not be responsible for taking any action on behalf of the Covered Funds in connection with any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Covered Fund(s) including, without limitation, to file proofs of claim or other documents related to such proceedings (the “Litigation”) or to investigate, initiate, supervise, or monitor the Litigation involving the Covered Funds’ assets.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or VC I other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.

The SUB-ADVISER also represents and warrants that in furnishing services hereunder, the SUB-ADVISER will not consult with any other sub-adviser of the Covered Fund(s) or other series of VC I, to the extent any other sub-advisers are engaged by VALIC, or any other sub-advisers to other investment companies that are under common control with VC I, concerning transactions of the Covered Fund(s) in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the 1940 Act.

The SUB-ADVISER may, as permitted by rule, regulation or position of the staff of the Securities and Exchange Commission, utilize the personnel of its affiliates including foreign affiliates in providing services under this Agreement, provided that SUB-ADVISER remains solely responsible for the provision of services under this Agreement.

2.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average daily net assets computed for each Covered Fund as provided for in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time by written agreement executed by VALIC and the SUB-ADVISER, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of VC I. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than fifteen (15) days following the end of the month. If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC I.

3.	Scope of the SUB-ADVISER’s Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed by the SUB-ADVISER to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities on an equitable basis. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to VALIC, VC I, or to any shareholder in the Covered Fund(s), and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this Agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement. The provisions of this paragraph shall survive the termination of the Agreement.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the

Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC. VALIC acknowledges that the SUB-ADVISER shall rely completely upon VALIC’s determination of whether and to what extent each Covered Fund(s) is in compliance with Subchapter M and Section 817(h) of the Code and that the SUB-ADVISER has no separate and independent responsibility to test for such compliance.

4.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:

(a)

The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)

The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC I with a copy of such code of ethics together with evidence of its adoption.

(c)

The SUB-ADVISER has provided VALIC and VC I with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

VALIC represents, warrants, and agrees as follows:

(a)

VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	VALIC has the authority under the Investment Advisory Agreement between VALIC and VC I to delegate some or all of its responsibilities to one or more sub-advisers.

5.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC I’s Directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I’s Board of Directors or a majority of that Covered Fund’s outstanding voting securities (as defined in the 1940 Act).

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC I as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC I’s Board of Directors or by vote of a majority of that Covered Fund’s outstanding voting securities on not more than 60 days’ nor less than 30 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days’ nor less than 30 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC I with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund’s property. The SUB-ADVISER also agrees upon request of VALIC or VC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder, provided that VALIC reimburses the SUB-ADVISER for its reasonable expenses in making duplicate copies of such books and records for SUB-ADVISER’s files. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b)(5), (6), (7), (9), (10), (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of VC I’s Prospectus, Statement of Additional Information, investment objectives, policies and restrictions, and any applicable procedures adopted by VC I’s Board of Directors, as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of VC I or the Covered Fund(s) in writing signed or sent by any of the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Fund(s) or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER and shall cease to use the SUB-ADVISER name and/or logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC I or a Covered Fund, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC. The provisions of this paragraph shall survive the termination of this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC I or a Covered Fund to the extent any such statement or omission was made in reliance on written information provided by the SUB-ADVISER.

Promptly after receipt by either VALIC or SUB-ADVISER (an “Indemnified Party”) under this Section 6 of the commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the “Indemnifying Party”) under this Section, notify Indemnifying Party of the commencement thereof; but the omission so to notify Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this Section. In case any such action is brought against any Indemnified Party, and it notified Indemnifying Party of the commencement thereof, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and Indemnifying Party shall not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained herein. The indemnification provisions contained herein shall survive any termination of this Agreement.

7.	Confidentiality

Each party will receive and hold any records or other information obtained pursuant to this Agreement (“confidential information”) in the strictest confidence, and acknowledges, represents, and warrants that it will use its reasonable best efforts to protect the confidentiality of this information. Each party agrees that, without the prior written consent of the other party, it will not use, copy, or divulge to third parties (other than such party’s respective Representatives (as defined below)) or otherwise use, except in accordance with the terms of this Agreement, any confidential information obtained from or through the other party in connection with this Agreement other than as reasonably necessary in the course of a Covered Fund’s business, including, but not limited to, as may be requested by broker-dealers or third party firms conducting due diligence on the Covered Fund; provided that such recipients must agree to protect the confidentiality of such confidential information and use such information only for the purposes of providing services to the Covered Fund; provided, further, however, this covenant shall not apply to information which: (i) has been made publicly available by the other party or is otherwise in the public domain through no fault of the disclosing party; (ii) is within the legitimate possession of the disclosing party prior to its disclosure by such party and without any obligation of confidence; (iii) is lawfully received by the disclosing party from a third party when, to the best of such party’s knowledge and belief, such third party was not restricted from disclosing the information to such party; (iv) is independently developed by the disclosing party through persons who have not had access to, or knowledge of, the confidential information; or (v) is approved in writing for disclosure by the other party prior to its disclosure.

Any confidential information provided by a party shall remain the sole property of such party, and shall be promptly returned to such party (or destroyed) following any request by such party to do so. Notwithstanding the foregoing, either party (and others to whom permitted disclosure has been made) (i) may retain a copy of the confidential information as is required for regulatory purposes or to comply with internal policy or laws relating to document retention and (ii) shall not be required to return, delete, or destroy any confidential information as resides on its electronic systems, including email and back-up tapes, it being understood that any such surviving confidential information shall remain subject to the limitations of this Section 7.

To the extent that any confidential information may include materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, each party agrees that they have a commonality of interest with respect to such matters and it is their mutual desire, intention and understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All confidential information furnished by either party to the other or such other party’s Representatives hereunder that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under such privileges, this Agreement, and under the joint defense doctrine.

Notwithstanding any other provision of this Agreement, each party and its respective Representatives shall be permitted to retain and disclose confidential information to the extent such retention and disclosure is: (i) required by any law or regulation; (ii) required or requested by, or necessary under the rules of, any court, any governmental agency or other regulatory authority (including, without limitation, any stock exchange or self-regulatory organization); or (iii) necessary in connection with any action, investigation or proceeding (including, without limitation, as part of any interrogatory, court order, subpoena, administrative proceeding, civil investigatory demand, in each case whether oral or written, or any other legal or regulatory process); provided, however, to the extent permitted by law, regulation or regulatory requirement, such party shall promptly notify the other party of the pending disclosure in writing and cooperate in all reasonable respects with such other party (and at such other party’s expense) in seeking to obtain a protective order either precluding such disclosure or requiring that the confidential information so disclosed be maintained as confidential or used only for the purposes related to the action, investigation or proceeding.

For purposes of this Agreement, “Representatives” with respect to a party means such party’s representatives, directors, officers, investment and advisory committee members, employees, fund participants, rating agencies, professional advisers (including lawyers, accountants and investment bankers), affiliates or agents of such party who have a need to know confidential information. A party shall be responsible for enforcing compliance with this Agreement by its Representatives, if and to the extent such party has disclosed confidential information to any of them. The terms of this Section 7 are in addition to the terms of any other agreements between the parties or their affiliates.

The parties agree that, notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information.

8.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of New York and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the SEC or such interpretive positions as may be taken by the SEC or its staff. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

9.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

10.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com, or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.	Notices

All notices required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate party at the address specified below, or such other address as may be specified by such party in writing in accordance with this Section, and shall be deemed to have been properly given when delivered or mailed by electronic mail, by U.S. certified or registered mail, return receipt requested, postage prepaid, or by reputable courier service.

VALIC consents to the delivery of a Covered Fund’s account statements, reports and other communications related to the services provided under this Agreement (collectively, “Account Communications”) via electronic mail and/or other electronic means acceptable to VALIC, in lieu of sending such Account Communications as hard copies via facsimile, mail or other means. VALIC confirms that it has provided the SUB-ADVISER with at least one valid electronic mail address where Account Communications can be sent. VALIC acknowledges that the SUB-ADVISER reserves the right to distribute certain Account Communications via facsimile, mail or other means to the extent required by applicable law or otherwise deemed advisable. VALIC may withdraw consent to electronic delivery at any time by giving the SUB-ADVISER notice pursuant this Section.

If to VALIC:	With a copy to:

The Variable Annuity Life Insurance Company 2919 Allen Parkway Houston, Texas 77019 Attention: General Counsel Email address: SAAMCoLegal@corebridgefinancial.com	SunAmerica Asset Management, LLC 30 Hudson Street, 16th Floor Jersey City, NJ 07302 Attention: General Counsel Email address: SAAMCoLegal@corebridgefinancial.com

If to SUB-ADVISER:

BlackRock Investment Management, LLC 55 East 52nd Street New York NY 10055 Attention: James Morris Email address: Sunamerica.sasupport@blackrock.com

[Signature page follows]

The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: /s/ Mark Szycher

   Name: Mark Szycher

   Title: Vice President

BLACKROCK INVESTMENT MANAGEMENT, LLC

By: /s/ Melissa Buccilli

   Name: Melissa Buccilli

   Title: Director

[Signature Page to VC I BlackRock Investment Sub-Advisory Agreement]

SCHEDULE A

April 30, 2025

The SUB-ADVISER shall manage all or a portion of the assets of the following Covered Fund(s) and shall be compensated on that portion as follows:

Covered Fund	Fee	Effective Date of Agreement
Dividend Value Fund	Omitted	January 13, 2025

Emerging Economies Fund	Omitted	January 13, 2025
Growth Fund	Omitted	January 13, 2025, as amended April 30, 2025
International Equities Index Fund	Omitted	April 30, 2025

International Socially Responsible Fund	Omitted	April 30, 2025

Mid Cap Index Fund	Omitted	April 30, 2025
Nasdaq-100® Index Fund	Omitted	April 30, 2025
Small Cap Index Fund	Omitted	April 30, 2025
Stock Index Fund	Omitted	April 30, 2025
Science and Technology Fund	Omitted	January 13, 2025
U.S. Socially Responsible Fund	Omitted	April 30, 2025

VALIC Company I

2919 Allen Parkway, 8th floor,

Houston, Texas 77019

International Equities Index Fund	Small Cap Index Fund
International Socially Responsible Fund	Stock Index Fund
Mid Cap Index Fund	U.S. Socially Responsible Fund
NASDAQ® 100 Index Fund

(each, a “Fund” and collectively, the “Funds”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

https://www.corebridgefinancial.com/rs/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a new investment sub-advisory agreement is now available at the website referenced above. The Funds are series of VALIC Company I (“VC I”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the new investment sub-advisory agreement.

As discussed in the Information Statement, at a meeting held on January 23, 2025 (the “Meeting”), the Board of Directors (the “Board”) of VALIC Company I (“VC I”) approved (1) a new Investment Sub-Advisory Agreement between The Variable Annuity Life Insurance Company (“VALIC”) and BlackRock Investment Management, LLC (“BlackRock”) with respect to the International Equities Index Fund, Mid Cap Index Fund, Nasdaq-100 Index Fund, Small Cap Index Fund, Stock Index Fund, International Socially Responsible Fund and U.S. Socially Responsible Fund (collectively, the “Funds”). The Funds are series of VC I. The New Sub-Advisory Agreement became effective on April 30, 2025 (the “Effective Date”). BlackRock has replaced SunAmerica Asset Management, LLC (“SunAmerica”) as the subadviser to the Funds.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission, which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Funds and its shareholders. As required by this exemptive order, the Funds will provide information to shareholders about any new sub-adviser and sub-advisory agreement within 60 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about June 27, 2025, to all participants in a contract or plan who were invested in the Funds as of the close of business on April 30, 2025. A copy of the Information Statement will remain on our website until at least June 27, 2026, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC I at P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. You can request a complete copy of the Information Statement until June 27, 2026. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.